EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2022 Fourth Quarter Results

STAMFORD, Conn., Dec. 07, 2022 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for the fiscal 2022 fourth quarter and year ended September 30, 2022.

Three Months Ended September 30, 2022 Compared to the Three Months Ended September 30, 2021
For the fiscal 2022 fourth quarter, Star reported a 25.4 percent increase in total revenue to $296.6 million compared with $236.6 million in the prior-year period, as an increase in selling prices more than offset the impact from a decline in total petroleum product demand. The volume of home heating oil and propane sold during the fiscal 2022 fourth quarter decreased by 1.4 million gallons, or 7.0 percent, to 19.4 million gallons, as the additional volume provided by acquisitions was more than offset by net customer attrition and other factors.

Star’s net loss increased by $26.8 million in the quarter, to $50.0 million, due to an unfavorable change in the fair value of derivative instruments of $35.0 million and an increase in the Adjusted EBITDA loss of $3.1 million, which were partially offset by an increase in the Company’s income tax benefit of $11.8 million.

The Company reported a fourth quarter Adjusted EBITDA loss (a non-GAAP measure defined below) of $30.8 million, an increase of $3.1 million, reflecting the lower sales volume, a 2.4 percent decline in home heating oil and propane per-gallon margins, and an increase in operating costs of 1.9 percent.

“Looking back, fiscal 2022 was certainly a year full of unique challenges – including fluctuating fuel prices and higher operating costs – but one in which we believe the breadth of Star’s offerings, size of our operating footprint, and dedication to customer service set us apart from the competition,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “While no major acquisitions were completed during the fourth quarter, we closed on two small heating oil companies in the first quarter of fiscal 2023 and completed a few key transactions earlier in 2022. We were also successful in reducing overall customer attrition to levels slightly below last year. I’m quite proud of the way our team navigated through the external market forces we faced and, while hiring conditions remain tight, we believe the Company continues to employ the best and brightest in the industry. Given our strong operating platform and recently-expanded credit facilities, we believe Star is prepared and well positioned for the heating season ahead.”

Fiscal Year Ended September 30, 2022 Compared to Fiscal Year Ended September 30, 2021
For fiscal 2022, Star reported a 34.0 percent increase in total revenue to $2.0 billion, reflecting an increase in selling prices in response to higher wholesale product costs, partially offset by a decline in total petroleum product demand. The volume of home heating oil and propane sold during fiscal 2022 decreased by 9.8 million gallons, or 3.2 percent, to 296.1 million gallons, as slightly warmer temperatures, net customer attrition and other factors more than offset the impact from acquisitions. Temperatures in Star's geographic areas of operation for the fiscal year were 0.5 percent warmer than during fiscal 2021 and 9.3 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income decreased by $52.4 million, to $35.3 million, due to an unfavorable change in the fair value of derivative instruments of $53.4 million and a decrease in Adjusted EBITDA of $17.2 million, which were partially offset by a decline in the Company’s income tax expense of $20.0 million.

Fiscal 2022 Adjusted EBITDA decreased by $17.2 million, to $110.3 million, compared to the prior-year period as a decline in home heating oil and propane volume and an increase in operating expenses more than offset higher home heating oil and propane per-gallon margins. Operating expenses rose by $25.4 million reflecting a $2.3 million lower benefit recorded from the Company’s weather hedge, additional costs from acquisitions of $4.8 million, and a $18.3 million, or 5.2 percent, increase in expense within the base business reflecting higher credit card fees and bad debt reserves (in aggregate, $7.0 million), higher vehicle fuel costs ($1.7 million), and higher medical ($2.5 million). The remaining expense increase in the base business of $7.1 million, or 2.0 percent, was due to wage, benefit and other increases.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, December 8, 2022. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 877-327-7688 (or 412-317-5112 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the impact of geopolitical events, such as the war in the Ukraine, and its impact on wholesale product cost volatility, the price and supply of the products that we sell, our ability to purchase sufficient quantities of product to meet our customer’s needs, rapid increases in levels of inflation approaching 40-year highs, uncertain economic conditions, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, the effect of weather conditions on our financial performance, our ability to obtain new customers and retain existing customers, our ability to make strategic acquisitions, the impact of litigation, natural gas conversions, the impact of the novel coronavirus, or COVID-19, pandemic and future global health pandemics, on US and global economies, future union relations and the outcome of current and future union negotiations, the impact of current and future governmental regulations, including climate change, environmental, health, and safety regulations, the ability to attract and retain employees, customer credit worthiness, counterparty credit worthiness, marketing plans, cyber-attacks, increases in interest rates, global supply chain issues, labor shortages and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2022. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,
(in thousands)	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$14,620	$4,767
Receivables, net of allowance of $7,755 and $4,779, respectively	138,252	99,680
Inventories	83,557	61,183
Fair asset value of derivative instruments	16,823	26,222
Prepaid expenses and other current assets	32,016	30,140
Assets held for sale	2,995	–
Total current assets	288,263	221,992
Property and equipment, net	107,744	99,123
Operating lease right-of-use assets	93,435	95,839
Goodwill	254,110	253,398
Intangibles, net	84,510	95,474
Restricted cash	250	250
Captive insurance collateral	66,662	69,933
Deferred charges and other assets, net	17,501	17,854
Total assets	$912,475	$853,863
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$49,061	$37,291
Revolving credit facility borrowings	20,276	8,618
Fair liability value of derivative instruments	183	–
Current maturities of long-term debt	12,375	17,621
Current portion of operating lease liabilities	17,211	16,446
Accrued expenses and other current liabilities	125,561	121,221
Unearned service contract revenue	62,858	56,972
Customer credit balances	93,555	86,828
Total current liabilities	381,080	344,997
Long-term debt	151,709	92,385
Long-term operating lease liabilities	81,385	84,019
Deferred tax liabilities, net	25,620	29,014
Other long-term liabilities	14,766	25,244
Partners' capital
Common unitholders	277,177	295,063
General partner	(3,656)	(2,821)
Accumulated other comprehensive loss, net of taxes	(15,606)	(14,038)
Total partners' capital	257,915	278,204
Total liabilities and partners' capital	$912,475	$853,863

STAR GROUP, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in thousands, except per unit data)	2022	2021	2022	2021
	(unaudited)	(unaudited)
Sales:
Product	$216,318	$159,571	$1,698,281	$1,204,319
Installations and services	80,326	76,980	308,277	292,767
Total sales	296,644	236,551	2,006,558	1,497,086
Cost and expenses:
Cost of product	181,441	122,815	1,239,605	754,622
Cost of installations and services	67,979	64,245	282,723	264,810
(Increase) decrease in the fair value of derivative instruments	29,167	(5,805)	17,286	(36,138)
Delivery and branch expenses	73,128	71,410	353,517	327,910
Depreciation and amortization expenses	8,002	8,692	32,598	33,485
General and administrative expenses	6,053	6,326	24,882	25,096
Finance charge income	(1,206)	(615)	(4,506)	(2,899)
Operating income (loss)	(67,920)	(30,517)	60,453	130,200
Interest expense, net	(3,050)	(1,872)	(10,472)	(7,816)
Amortization of debt issuance costs	(257)	(240)	(955)	(972)
Income (loss) before income taxes	(71,227)	(32,629)	49,026	121,412
Income tax expense (benefit)	(21,234)	(9,396)	13,738	33,675
Net income (loss)	$(49,993)	$(23,233)	$35,288	$87,737
General Partner's interest in net income (loss)	(445)	(190)	281	689
Limited Partners' interest in net income (loss)	$(49,548)	$(23,043)	$35,007	$87,048

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$(1.36)	$(0.58)	$0.94	$2.15
Dilutive impact of theoretical distribution of earnings	–	–	0.09	0.33
Basic and diluted income (loss) per Limited Partner Unit:	$(1.36)	$(0.58)	$0.85	$1.82

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	36,332	39,535	37,384	40,553

SUPPLEMENTAL INFORMATION
STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended September 30,
(in thousands)	2022	2021
Net loss	$(49,993)	$(23,233)
Plus:
Income tax benefit	(21,234)	(9,396)
Amortization of debt issuance costs	257	240
Interest expense, net	3,050	1,872
Depreciation and amortization	8,002	8,692
EBITDA	(59,918)	(21,825)
(Increase) / decrease in the fair value of derivative instruments	29,167	(5,805)
Adjusted EBITDA	(30,751)	(27,630)
Add / (subtract)
Income tax benefit	21,234	9,396
Interest expense, net	(3,050)	(1,872)
Provision (recovery) for losses on accounts receivable	147	(870)
Decrease in accounts receivables	49,141	20,783
Increase in inventories	(1,133)	(4,521)
Increase in customer credit balances	44,301	33,573
Change in deferred taxes	(11,018)	(1,321)
Change in other operating assets and liabilities	(3,531)	(18,119)
Net cash provided by operating activities	$65,340	$9,419
Net cash used in investing activities	$(7,856)	$(3,464)
Net cash used in financing activities	$(51,828)	$(6,688)

Home heating oil and propane gallons sold	19,400	20,800
Other petroleum products	36,400	40,000
Total all products	55,800	60,800

SUPPLEMENTAL INFORMATION
STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Twelve Months Ended September 30,
(in thousands)	2022	2021
Net income	$35,288	$87,737
Plus:
Income tax expense	13,738	33,675
Amortization of debt issuance costs	955	972
Interest expense, net	10,472	7,816
Depreciation and amortization	32,598	33,485
EBITDA	93,051	163,685
(Increase) / decrease in the fair value of derivative instruments	17,286	(36,138)
Adjusted EBITDA	110,337	127,547
Add / (subtract)
Income tax expense	(13,738)	(33,675)
Interest expense, net	(10,472)	(7,816)
Provision (recovery) for losses on accounts receivable	5,411	(248)
Increase in receivables	(43,463)	(15,171)
Increase in inventories	(21,105)	(11,472)
Increase in customer credit balances	5,804	3,054
Change in deferred taxes	(3,181)	11,361
Change in other operating assets and liabilities	4,314	(4,703)
Net cash provided by operating activities	$33,907	$68,877
Net cash used in investing activities	$(32,626)	$(50,326)
Net cash provided by (used in) financing activities	$8,572	$(70,695)

Home heating oil and propane gallons sold	296,100	305,900
Other petroleum products	150,100	154,100
Total all products	446,200	460,000

Source: Star Group, L.P.

CONTACT:
Star Group, L.P.	Chris Witty
Investor Relations	Darrow Associates
203/328-7310	646/438-9385 or cwitty@darrowir.com